PRICING SUPPLEMENT NO. 97-20 Dated December 10, 1997   Rule 424(b)(2)
To Prospectus Supplement Dated July 25, 1997           File No. 333-30543


                          BENEFICIAL CORPORATION

                       Medium-Term Notes, Series I
                            (Book Entry Notes)


Chase Securities Inc. purchased $100,000,000 principal amount of these Medium-Term Notes, Series I, maturing on May 17, 1999, at a principal price of $100,000,000.00 for resale to investors from time to time at prices based on market conditions at the time of resale.

       Floating Rate Notes Due 9 Months or More from Date of Issue

Maturity Date:  May 17, 1999          Initial Interest Rate:
                                        Determined as if the Settlement
CUSIP Number:  08172M HJ8               Date was an Interest Reset Date.

Interest Rate Basis:                  Interest Reset Dates:
  LIBOR                                 Same as Interest Payment Dates

Specify Other Base Rate: N/A          Settlement Date (Issue Date):
                                        December 15, 1997
Index Maturity: 3-month
                                      Calculation Agent:
Spread: None                            The Chase Manhattan Bank

Spread Multiplier: N/A                Optional Repayment Date(s):
                                        N/A
Maximum Interest Rate: N/A
                                      Additional Terms:
Minimum Interest Rate: N/A              For the purposes of the Notes
                                        contemplated hereunder, interest
Interest Payment Dates:                 payments will include interest
  The 17th day of each March, June,     accrued to, but excluding, the
  September, and December commencing    Interest Payment Date.
  on March 17, 1998 through and
  including the Maturity Date.